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Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the additional 750,000 shares of Common Stock of Cantel Medical Corp. (the "Company") under the Company's 1997 Employee Stock Option Plan of our report dated September 28, 2004, with respect to the consolidated financial statements and schedule of Cantel Medical Corp. included in its Annual Report on Form 10-K for the year ended July 31, 2004, filed with the Securities and Exchange Commission.

                                                                                        /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
February 25, 2005

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Consent of Independent Registered Public Accounting Firm